Exhibit 99.1

Boeing Statement on 737 MAX Return to Service

CHICAGO, January 21, 2020-As we have emphasized, the FAA and other global regulators will determine when the 737 MAX returns to service. However, in order to help our customers and suppliers plan their operations, we periodically provide them with our best estimate of when regulators will begin to authorize the ungrounding of the 737 MAX.

We are informing our customers and suppliers that we are currently estimating that the ungrounding of the 737 MAX will begin during mid-2020. This updated estimate is informed by our experience to date with the certification process. It is subject to our ongoing attempts to address known schedule risks and further developments that may arise in connection with the certification process. It also accounts for the rigorous scrutiny that regulatory authorities are rightly applying at every step of their review of the 737 MAX’s flight control system and the Joint Operations Evaluation Board process which determines pilot training requirements.

Returning the MAX safely to service is our number one priority, and we are confident that will happen. We acknowledge and regret the continued difficulties that the grounding of the 737 MAX has presented to our customers, our regulators, our suppliers, and the flying public. We will provide additional information about our efforts to safely return the 737 MAX to service in connection with our quarterly financial disclosures next week.

Caution Concerning Forward-Looking Statements

Certain statements in this release may be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "should," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including the timing and conditions surrounding the return to service of the 737 MAX fleet and the resumption of 737 MAX production, general conditions in the economy and our industry, including those due to regulatory changes, our reliance on our commercial airline customers and our suppliers, and changes in our accounting estimates, as well as the other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

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